Legg Mason Partners International Large Cap Fund


Sub-Item 77E (Legal Opinion of Trust's Registration
Statement on Form N-14)

Registrant incorporates by reference Registrant's
EX-99.11 Supplementdated July 20, 2006 filed on July 21, 2006.
(Accession No. 0001193125-06-150842)


Sub-Item 77E (Legal Opinion on Prospectus & SAI)

Registrant incorporates by reference Registrant's
497 Supplement dated May 5, 2006 filed on May 5,
2006.
(Accession No. 0000930413-06-003552)